10.5


                                ESCROW AGREEMENT

         ESCROW AGREEMENT dated as of April 30, 2003, among SOMMER & SCHNEIDER LLP, a limited liability partnership, as escrow agent ("Escrow Agent"), HUMANA TRANS SERVICES HOLDING CORP., its subsidiaries, affiliates, successors and assigns ("Corporate Pledgor"), a Delaware corporation whose office address is 337 Glengarry Lane, State College, Pennsylvania 16801, JAMES W. ZIMBLER, an individual whose principal address is 337 Glengarry Lane, State College, Pennsylvania 16801 ("Pledgor" and collectively with the Corporate Pledgor, the "Pledgors") and NATIONAL MANAGEMENT CONSULTING INC., a Delaware corporation whose office address is 545 Madison Avenue, 6th Floor, New York, New York 10022 (the Pledgee").

         WHEREAS, Humana Trans Services Group, Ltd., a New York corporation (the "Company") is presently engaged in the business of providing transportation related services to a range of companies and the Company is a wholly-owned subsidiary of Pledgee; and

         WHEREAS, the Corporate Pledgor wishes to purchase all the shares of the Company (the "Humana Shares") from Pledgee; and

         WHEREAS, the Pledgee desires to sell its Humana Shares to the Corporate Pledgor for a purchase price of $255,000 and other consideration of which $25,000 will be paid at the closing and the balance of $230,000 shall be paid pursuant to the terms of that certain secured promissory note (the "Note"); and

         WHEREAS, the Corporate Pledgor and the Pledgor who is the principal officer and shareholder of the Corporate Pledgor, have agreed to pledge securities owned by each of them to the Pledgee to be held in escrow pursuant to the terms of that certain Pledge Agreement among the Corporate Pledgor, the Pledgor and the Pledgee (the "Pledge Agreement") as security for the repayment of the Note; and

         WHEREAS, the Pledgor is presently employed by the Company pursuant to that certain employment agreement dated as of March 1, 2003 (the "JWZ Employment Agreement") and presently owns 2,250,000 shares of common stock of Pledgee; and

         WHEREAS, Pledgor will terminate the JWZ Employment Agreement and will return 1,750,000 shares of common stock of Pledgee owned by Pledgor to Pledgee, waive any right to proceeds of shares of Pledgee common stock or other securities held by Michael Krome on JWZ or Sentry Capital Management, Inc.'s behalf, procure the release of Pledgee from any obligation to deliver any shares of the Pledgee's common stock to Company employees (the "Settlement Agreement"); and

         WHEREAS, in conjunction with the termination of the JWZ Employment Agreement, the Pledgor will enter into a consulting agreement with the Pledgee to provide introductions on a non-exclusive basis to Pledgee with regard to a variety of potential corporate transactions with compensation to be set forth in such consulting agreement (the "Consulting Agreement") (the Settlement Agreement, Stock Purchase Agreement, Pledge Agreement, Note and Consulting Agreement shall be referred to collectively as the "Ancillary Agreements").

         NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties do hereby agree as follows;

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pledge Agreement.

         2. APPOINTMENT. The Escrow Agent shall act as the escrow agent as set forth herein, and as such shall receive, acknowledge receipt, retain, release and deliver the Escrow Documents (as defined in Section 4(b)) on the terms, and subject to the conditions, set forth herein.

         3.       RIGHTS, DUTIES AND IMMUNITIES.

                    (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. The Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement and the Escrow Agent shall not be deemed to have any knowledge of, or responsibility for, the terms of any other agreement, instrument or document.

                    (b) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any party hereto, or of any one else, to deliver documents to the Escrow Agent or otherwise to honor any of the provisions of this Agreement or otherwise.

                    (c) Except as provided in Section 7(b) below, the Corporate Pledgor, the Pledgor and the Pledgee will indemnify the Escrow Agent for, and defend and hold it harmless against, any loss, liability or expense (including but not limited to attorneys' fees and disbursements) arising out of or in connection with, its acceptance of or the performance of its duties and obligations under or the interpretation of this Agreement; provided, however, that this Section 3(c) shall not apply to losses, liabilities and expenses caused by the bad faith, willful misconduct or gross negligence of the Escrow Agent.

                    (d) The Escrow Agent shall be entitled to rely upon any judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes to be genuine. The Escrow Agent may act in reliance upon any instrument or signature it reasonably believes to be genuine and the Escrow Agent may assume that any person purporting to give any advice or make any statement in connection with the provisions hereof has been duly authorized to do so.

                    (e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, willful misconduct or gross negligence.

                    (f) The Escrow Agent may seek the advice of legal counsel as to any question arising from or relating to the construction of any of the provisions of this Agreement or its duties or obligations hereunder or otherwise, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

                    (g) The Escrow Agent does not make and will not be required or deemed to make any representation as to the validity or genuineness of any agreement, document or other instrument held by or delivered to it.

                    (h) If a dispute arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver any of the Escrow Documents or as to any other matter arising from or relating to the Escrow Documents or this Agreement, the Escrow Agent shall not be required to determine such dispute and need not make any delivery of any of the Escrow Documents, but will retain the same until the rights of the parties to the dispute shall have finally been determined by written agreement among the parties to the dispute or by final non-appealable order of a court of competent jurisdiction. In the event that the Escrow Agent has received notice of such order or any such agreement, the Escrow Agent shall cause the Escrow Documents to be released and delivered in accordance with such agreement or order and in accordance with
                         Section 5 below.

                    (i) The Escrow Agent shall be entitled to assume that no dispute of the type referred to in Section 3(h) has arisen unless it has received a written notice that such a dispute has arisen, which written notice refers specifically to this Agreement and identifies by name and address the adverse claimants in such dispute. Any party delivering written notice of a dispute pursuant to this Section 3(i) shall simultaneously therewith deliver a copy of such notice to all parties hereto in accordance with Section 10 hereof, with such copies to such persons as are specified therein. For purposes of this Section 3(i), the Escrow Agent shall not be deemed to have received a written notice until all parties to this Agreement have received such written notice. If a dispute of the type referred to in Section 3(h) arises, the Escrow Agent may, in its sole discretion (but shall not be obligated to), commence interpleader or similar actions or proceedings for determination of such dispute.

         4.       DELIVERY TO ESCROW.

                  (a) Simultaneously herewith, Corporate Pledgor will deposit a certificate or certificates for 1000 shares of common stock of the Company, [] shares of common stock of Dominix, Inc., 23,250 shares of series A preferred stock of CDKnet.com, Inc. plus an additional 11,500 shares of series A preferred stock of CDKnet.com, Inc. which is already held in escrow by the Escrow Agent and 500,000 shares of common stock of Pledgee, all to be placed in escrow with the Escrow Agent (collectively, the "Pledged Stock").

                  (b) Simultaneously herewith, Corporate Pledgor and Pledgor will deliver to the Escrow Agent stock powers in blank, duly executed by Corporate Pledgor or Pledgor, relating to the Pledged Stock, with signatures guaranteed by a national bank or a member of the National Association of Securities Dealers (the "Stock Powers" and together with the Pledged Stock, the "Escrow Documents").

         5. RELEASE OF ESCROW. The Escrow Agent shall hold, release and deliver the Escrow Documents as follows:

                  (a) If at any time, Pledgee shall give the Escrow Agent notice of an Event of Default ("Default Notice") and does not receive an objection from Corporate Pledgor or Pledgor within three business days of the Escrow Agent giving Corporate Pledgor or Pledgor notice of its receipt of the Default Notice in the manner contemplated in Section 5(d), the Escrow Agent shall transmit the Escrow Documents then in it's possession to Pledgee with instructions to liquidate the Pledged Stock as provided for in Section 8 of the Pledge Agreement.

                  (b) In the event either the Corporate Pledgor or the Pledgor raises an objection to the release of any of the Escrow Documents, the Escrow Agent shall release such of the Escrow Documents as are not in controversy and shall continue to hold the remaining Escrow Documents until it receives the joint written instructions of Corporate Pledgor, Pledgor and Pledgee.

                    (c) Any party delivering written instructions or objections pursuant to Sections 5(a) or (b) above to the Escrow Agent shall, simultaneously therewith, deliver a copy of such instructions to all other parties at their respective addresses set forth in Section 10 below, with such copies to such persons as are specified therein. For purposes of Sections 5(a) or (b), written instructions or objections shall not be deemed to have been received by the Escrow Agent until such time as a copy thereof has been received by each party hereto other than the party delivering such instructions. In addition, the Escrow Agent shall deliver a copy of each such instructions and objections to the other parties.

                    (d) The parties hereby agree that any of the Escrow Documents as are undated or incomplete shall, if necessary when and if released from escrow hereunder, be dated as of the date of such release and delivery and/or completed by the Escrow Agent, and each of the parties hereto hereby appoints the Escrow Agent as its attorney-in-fact for the purpose of dating and completing such documents.

                    (e) Upon receipt of written instructions from all of the Pledgor, the Corporate Pledgor and the Pledgee stating that the principal and interest on the Note have been paid in full, the Escrow Agent shall promptly transmit the Escrow Documents then in its possession to the Corporate Pledgor and the escrow account shall be terminated with no further action required by any party hereto.

         6. SUCCESSOR ESCROW AGENT.

                    (a) The Escrow Agent may, at any time, resign as such with or without the prior written consent of all the parties hereto, in which case the Escrow Agent (and any successor escrow agent) shall deliver the Escrow Documents to any successor escrow agent jointly designated by Corporate Pledgor, Pledgor and Pledgee in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further duties and obligations arising in connection with this Agreement. The resignation of the Escrow Agent shall take effect on the earlier of
                         (i) the  appointment  of a successor  escrow agent,  or
                         (ii) the day which is 30 days after the date of the delivery of the Escrow Documents and a copy of this Agreement to any court of competent jurisdiction. In the event that a successor escrow agent has not been appointed at the expiration of such 30-day period, the Escrow Agent's sole responsibilities hereunder shall be: (i) to maintain the safekeeping of the Escrow Documents and any other documents delivered to it hereunder, if any, and (ii) to release and deliver the Escrow Documents and any such documents in accordance with Section 5 of this Agreement.

                    (b) If the Escrow Agent receives a written notice signed by Corporate Pledgor, Pledgor, and Pledgee stating that they have selected a successor escrow agent, the Escrow Agent shall deliver the Escrow Documents (and any other documents then held by it hereunder, if any) to the successor escrow agent named in the aforesaid notice within 15 days after receipt of such written notice.

         7. FEES AND COSTS OF THE ESCROW AGENT.

                    (a) The Escrow Agent shall be entitled to the reimbursement of any reasonable expenses (including but not limited to attorneys' fee and disbursements) actually incurred by it in the performance of its duties hereunder. Without limiting any other provision of this Agreement, the amount of such reimbursements will be borne by Pledgor, except as provided in paragraph 7(b) below.

                    (b) Notwithstanding any provision in this Agreement to the contrary, if Corporate Pledgor, Pledgor or Pledgee is determined to be in breach of or default under any of the provisions hereof, or has been determined by a court of competent jurisdiction to have delivered any written notice or instructions in bad faith or containing untrue statements, then such party shall bear: (i) all the costs and expenses of the Escrow Agent required to be paid by any party hereunder, and
                         (ii) all costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by each other party as a result of, or in connection with, such breach, default or dispute, or written notice or instruction; provided, however, that the foregoing shall not affect the Escrow Agent's right to seek payment from any party hereunder.

         8. VOTING RIGHTS AND/OR DIVIDENDS. Notwithstanding any provision to the contrary in this Agreement or elsewhere, during the time that the Pledged Stock is held in escrow by the Escrow Agent in accordance with this Agreement, Corporate Pledgor or Pledgor, as the case may be or their designees shall be entitled to exercise any and all voting and/or other consensual rights accruing to the owner thereof and to receive all dividends and other distributions made thereupon.

         9. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to such State's principles of conflicts of law.

         10. NOTICES. All notices, demands, requests, consents, approvals, reports or other communications required or permitted to be given pursuant to this Agreement shall be in writing and if such notice is given pursuant to Section 5 hereof, such notice shall be accompanied by an affidavit of service and shall be delivered to the following addresses (or such other address as the recipient party may hereafter specify in the same manner):

        To Pledgee:                     National Management Consultants, Inc.
                                        545 Madison Avenue, 6th Floor
                                        New York, New York   10022
                                        Steven A. Horowitz, President
        Facsimile:                      (212) 755-6660

        With a Copy To:                 Moritt Hock Hamroff & Horowitz LLP
                                        400 Garden City Plaza, Suite 202
                                        Garden City, New York  11530
        Facsimile:                      (516) 873-2010

        To Corporate Pledgor and
        Pledgor:                        James W. Zimbler
                                        337 Glengarry Lane
                                        State College, Pa. 16801
        Facsimile:                      (814) 238-2337

        To Escrow Agent:                Sommer & Schneider LLP
                                        595 Stewart Avenue, Suite 710
                                        Garden City, NY  11530
                                        Attn:  Herbert H. Sommer
        Facsimile:                      (516) 228-8211

         Except as otherwise provided in Sections 3(i) and 5(c) hereof, all such instructions, objections, notices, requests, consents and other communications, if sent via facsimile shall be deemed to have been given when received, if sent by overnight courier shall be deemed to have been given one (1) business day after deposit with such overnight courier and if sent via U.S. mail, shall be deemed to have been given three (3) business days after deposit in a U.S. postal depository, certified mail, return receipt requested.

         11. SOMMER & SCHNEIDER LLP.

                  (a) Each party acknowledges that Sommer & Schneider LLP has acted as legal counsel to and representative of Pledgee and its respective affiliates and the Company in the past (including, without limitation, in connection with the Settlement Agreement and other related transactions), and agrees that such counsel and representation do not and will not constitute a grounds for disqualifying Sommer & Schneider LLP from acting as Escrow Agent hereunder.
                  (b) Notwithstanding anything to contrary contained herein, it is expressly understood by the parties hereto that the Escrow Agent, in that capacity, at any time that it is required or permitted to seek legal counsel under this Agreement, may seek such legal counsel from Sommer & Schneider LLP, and that Pledgor will be liable (as provided in Sections 3(c), 7(a) and 7(b)) to Sommer & Schneider LLP for any services performed and billed to the Escrow Agent by at its customary hourly rates and all of Sommer & Schneider LLP disbursements in connection with the provision of such services.

         12. HEADINGS. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the instant of any section.

         13. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were upon the same instrument.


         14. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, supersedes all prior negotiations between the parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by all parties.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective permitted successors and assigns and shall not be enforceable by or create or evidence any right of any third party.

                  Pledgee shall be entitled to assign this Escrow Agreement and all of its rights, privileges, interests, and remedies hereunder to any other person, firm, entity, bank, or corporation whatsoever without notice to or consent by the Corporate Pledgor or the Pledgor and such assignee shall be entitled to the benefits of this Escrow Agreement and to exercise all such rights, interests, and remedies as fully as Pledgee. Corporate Pledgor and Pledgor may not assign this Escrow Agreement without the express written consent of the Pledgee which may be withheld in its sole discretion.

         16.      SEVERABILITY.     Any provision of this  Agreement that may
                  be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties intend each and every provision of this Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Agreement.

         17. FURTHER ASSURANCES. Each of the parties agrees that it shall use its good faith efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to consummate and make effective this Agreement.

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed as of the date first above written.


                                     SOMMER & SCHNEIDER LLP
                                     As Escrow Agent



                                     By:______________________________
                                                Herbert H. Sommer, Partner


                                     NATIONAL
                                     MANAGEMENT  CONSULTANTS, INC.


                                     By:  _______________________________
                                     Name:  Steven A. Horowitz
                                     Title:    President


                                     HUMANA TRANS SERVICES HOLDING CORP.

                                     By:________________________________
                                     Name:  James W. Zimbler
                                     Title:    Chairman and President


                                     JAMES W. ZIMBLER

                                     -----------------------------------